Exhibit 99.1

Assured Guaranty Ltd. 30 Woodbourne Avenue, 5th Floor Hamilton HM 08 Bermuda t. 441.299.9375 www.assuredguaranty.com

Press Release

Assured Guaranty Ltd. Reports 11% Increase in Fourth Quarter 2006 Net Income

Hamilton, Bermuda, February 8, 2007 —Assured Guaranty Ltd. (NYSE: AGO) (“Assured Guaranty” or the “Company”) reported net income of $42.4 million ($0.58 per diluted share) for the quarter ended December 31, 2006, up 11% compared with net income of $38.2 million ($0.51 per diluted share) for the fourth quarter of 2005.  Fourth quarter 2006 operating income, a non-GAAP financial measure, rose 20% to $41.5 million ($0.56 per diluted share) from $34.6 million ($0.46 per diluted share) reported for the prior year period.  See “Explanation of Non-GAAP Financial Measures” below for an explanation of operating income and other non-GAAP financial measures referenced in this press release.

Net income for the fiscal year ended December 31, 2006 totaled $159.7 million ($2.15 per diluted share), a decrease of 15% compared with 2005 net income of $188.4 million ($2.53 per diluted share).  2006 operating income was $157.2 million ($2.12 per diluted share), a decrease of 17% from $190.0 million ($2.55 per diluted share) reported for 2005.  The decrease in 2006 net income and operating income was principally due to after-tax income of $47.7 million ($73.4 million pre-tax) in loss recoveries in 2005 versus only $8.8 million ($13.5 million pre-tax) in 2006.  These loss recoveries were related to losses paid prior to our April 2004 IPO.

“2006 was another strong year for Assured Guaranty and represented further progress in attaining our strategic vision,” commented Dominic Frederico, President and Chief Executive Officer of Assured Guaranty Ltd.  “In the year we had outstanding production growth, received a ratings outlook upgrade from Moody’s, made our capital structure more efficient and maintained our strict underwriting discipline.”

To assist analysts and investors in evaluating Assured Guaranty’s financial results, this press release references several non-GAAP financial measures.  These non-GAAP financial measures are defined in the “Explanation of Non-GAAP Financial Measures” section of this press release.  In each case, if available, the most directly comparable GAAP financial measure is presented and a reconciliation of the non-GAAP financial measure and GAAP financial measure is provided. This presentation is consistent with how Assured Guaranty management, analysts and investors evaluate Assured Guaranty’s financial results and is comparable to estimates published by analysts in their research reports on Assured Guaranty.  The non-GAAP financial measures included in this press release are: operating income, present value of financial guaranty and mortgage guaranty gross written premiums (PVP), net present value of estimated future installment premiums in force, and adjusted book value.

Analysis of Net Income(1)

($ in millions)

	4Q-06	4Q-05	% Change	2006	2005	% Change
Net income	$42.4	$38.2	11%	$159.7	$188.4	(15)%
Less: After-tax realized (losses) gains on investments	—	(1.0)	NMF	(1.5)	1.8	NMF
Less: After-tax unrealized gains (losses) on derivatives	1.0	4.6	(78)%	4.0	(3.3)	NMF
Operating income	$41.5	$34.6	20%	$157.2	$190.0	(17)%

Weighted average shares outstanding (in millions):
Basic	72.5	73.8	(2)%	73.3	74.0	(1)%
Diluted	73.6	74.5	(1)%	74.2	74.5	(0.4)%

Per Diluted Share

	4Q-06	4Q-05	% Change	2006	2005	% Change
Net income	$0.58	$0.51	14%	$2.15	$2.53	(15)%
Less: After-tax realized (losses) gains on investments	—	(0.01)	NMF	(0.02)	0.02	NMF
Less: After-tax unrealized gains (losses) on derivatives	0.01	0.06	(83)%	0.05	(0.04)	NMF
Operating income	$0.56	$0.46	22%	$2.12	$2.55	(17)%

(1)             Some amounts may not foot due to rounding.

New Business Production:

Analysis of Present Value of Financial Guaranty and Mortgage Guaranty
Gross Written Premiums (PVP)(1)
($ in millions)

	4Q-06	4Q-05	% Change	2006	2005	% Change
Gross written premiums (GWP) analysis:
Present value of financial guaranty & mortgage guaranty GWP (PVP)(2)
Financial guaranty direct:
U.S. public finance	$13.0	$7.0	86%	$35.7	$20.0	79%
U.S. structured finance	32.5	20.5	59%	146.8	92.9	58%
International	25.3	18.4	38%	119.7	32.6	267%
Total financial guaranty direct	70.8	46.0	54%	302.2	145.5	108%
Financial guaranty reinsurance	45.2	37.9	19%	151.5	127.8	19%
Mortgage guaranty	—	—	—	—	13.1	NMF
Total PVP	116.0	83.9	38%	453.6	286.3	58%
Less: Installment premium PVP	69.5	57.2	22%	270.6	183.6	47%
Upfront financial guaranty & mortgage guaranty GWP	46.5	26.7	74%	183.0	102.7	78%
Less: Upfront premium due to novations	—	—	—	—	18.4	NMF
Plus: Installment GWP	38.6	30.9	25%	138.6	135.6	2%
Financial guaranty & mortgage guaranty GWP	85.1	57.6	48%	321.6	219.9	46%
Plus: Other segment GWP	0.1	0.4	(75)%	4.1	32.2	(87)%
Total gross written premiums	$85.2	$58.0	47%	$325.7	$252.1	29%

(1)          Some amounts may not foot due to rounding.

(2)          Due to reporting lags by our ceding companies, PVP for treaty reinsurance installment premiums in our financial guaranty reinsurance segment is reported on a one-quarter lag.  Prior to 2006, PVP for both treaty and facultative reinsurance installment premiums in our financial guaranty reinsurance segment was reported on a one-quarter lag.

New business production as measured by PVP, a non-GAAP financial measure, totaled $116.0 million in the fourth quarter of 2006, an increase of 38% from $83.9 million in the fourth quarter of 2005, due to increased PVP in both the financial guaranty direct and reinsurance segments.  The financial guaranty direct segment generated $70.8 million of PVP, a 54% increase over fourth quarter 2005 PVP of $46.0 million, reflecting growth in PVP and par written in each of the Company’s three markets: U.S. public finance, U.S. structured finance and international.  Financial guaranty reinsurance PVP in the fourth quarter of 2006 was $45.2 million, an increase of 19% from $37.9 million in the fourth quarter of 2005, reflecting stronger production in the U.S. public finance and international markets.

PVP for full year 2006 was $453.6 million, up 58% compared to $286.3 million in 2005.  The financial guaranty direct segment generated $302.2 million of PVP in 2006, a 108% increase over 2005 PVP of $145.5 million, reflecting growth across all markets.  The financial guaranty reinsurance segment’s full year 2006 PVP was $151.5 million, a 19% increase from the prior year’s PVP of $127.8 million, reflecting higher 2006 production in U.S. public finance and international that offset reduced PVP volume from one reinsurance client due to the non-renewal of a treaty reinsurance contract effective July 1, 2006.

Income Statement Highlights:

Net Written Premiums by Segment(1)

($ in millions)

	4Q-06	4Q-05	% Change	2006	2005	% Change
Financial guaranty direct	$48.0	$26.3	83%	$187.0	$93.9	99%
Financial guaranty reinsurance	33.7	28.5	18%	123.2	97.8	26%
Mortgage guaranty	2.7	2.7	—	8.4	25.7	(67)%
Total financial guaranty	$84.5	$57.5	47%	$318.7	$217.3	47%
Other	—	—	—	—	—	—
Total	$84.5	$57.5	47%	$318.7	$217.3	47%

(1)             Some amounts may not foot due to rounding.

Net written premiums in the fourth quarter of 2006 were $84.5 million, up 47% from $57.5 million reported in the fourth quarter of 2005, reflecting growth in both the financial guaranty direct and reinsurance segments.  Net written premiums in the financial guaranty direct segment increased 83% to $48.0 million, over the $26.3 million reported in the prior year period, reflecting higher par written and premiums in all three markets.  Fourth quarter 2006 financial guaranty reinsurance net written premiums were $33.7 million, an increase of 18% over the fourth quarter of 2005, reflecting growth in facultative written premiums.  Mortgage guaranty net written premiums were flat compared to the prior year’s quarter reflecting the lack of new business growth in that segment.

Net written premiums in 2006 were $318.7 million, compared to $217.3 million in 2005.  In the financial guaranty direct segment, net written premiums were $187.0 million in 2006, up 99% over the prior year, reflecting the segment’s growth in par outstanding over the past year.  Net written premiums in the financial guaranty reinsurance segment were $123.2 million in 2006, an increase of 26% over the prior year, due to growth in both facultative and treaty written premiums.  Mortgage guaranty net written premiums were $8.4 million in 2006, down 67% compared to $25.7 million in 2005, which included premiums from several contracts that are no longer in force.

Net Earned Premiums by Segment(1)

($ in millions)

	4Q-06	4Q-05	% Change	2006	2005	% Change
Financial guaranty direct	$26.0	$19.8	31%	$89.7	$74.5	20%
Financial guaranty reinsurance	22.6	23.5	(4)%	94.4	105.6	(11)%
Mortgage guaranty	9.9	4.6	115%	22.7	18.6	22%
Total financial guaranty	$58.5	$47.8	22%	$206.7	$198.7	4%
Other	—	—	—	—	—	—
Total	$58.5	$47.8	22%	$206.7	$198.7	4%

(1)             Some amounts may not foot due to rounding.

Net earned premiums in the fourth quarter of 2006 were $58.5 million, an increase of 22% compared to $47.8 million reported in the fourth quarter of 2005.  Financial guaranty direct net earned premiums in the fourth quarter of 2006 were $26.0 million, an increase of 31% compared to $19.8 million in the fourth quarter of 2005, reflecting the growth of the segment’s in-force book of business over the last year.  Financial guaranty reinsurance net earned premiums were $22.6 million in the fourth quarter of 2006 compared to $23.5 million reported in the fourth quarter of 2005, reflecting the run-off of assumed reinsurance treaty business on contracts no longer in force and lower U.S. municipal bond refundings.  Municipal bond refunding net earned premiums, which are reported on a one-quarter lag, declined 18% to $1.8 million ($0.01 per diluted share) in the fourth quarter of 2006 compared with $2.2 million ($0.01 per diluted share) in the fourth quarter of 2005.  Fourth quarter 2006 mortgage guaranty net earned premiums were $9.9 million, including $4.7 million in premiums from two contract terminations, compared to $4.6 million in the fourth quarter of 2005.

Net earned premiums in 2006 were $206.7 million, up 4% over full year 2005.  Financial guaranty direct net earned premiums in 2006 were $89.7 million, up 20% from $74.5 million in 2005, which included $4.2 million of premiums from the book of single name corporate credit default swaps that the Company sold in the first quarter of 2005.  Financial guaranty reinsurance net earned premiums, including municipal bond refundings, were $94.4 million in 2006 compared to $105.6 million reported in 2005, primarily due to the run-off of assumed reinsurance treaty premiums on contracts no longer in force and a modest reduction in municipal bond refunding earnings.  Municipal bond refunding net earned premiums were $11.2 million ($0.07 per diluted share) in 2006 compared with $12.1 million ($0.07 per diluted share) in 2005.  Mortgage guaranty net earned premiums in 2006 increased to $22.7 million from $18.6 million in 2005, due to $4.7 million in 2006 net earned premiums associated with contract terminations and the run-off of the existing book of business.

Assured Guaranty reported total expenses of $38.7 million in the fourth quarter of 2006, an increase of 8% compared to $35.7 million in the fourth quarter of 2005.  The increase was principally due to a 25% increase in other operating expenses, which consists principally of compensation expenses.  Compensation expenses increased due to an increase in headcount and the application of SFAS 123R.  The Company’s consolidated loss and loss adjustment expenses improved slightly in the period, from a benefit of $0.2 million in the fourth quarter of 2005 to a benefit of $0.7 million in the fourth quarter of 2006.  Fourth quarter 2006 loss and loss adjustment expenses included a $1.2 million loss recovery in the other segment on a loss paid prior to our IPO.  Fourth quarter 2005 loss and loss adjustment expenses included a $6.0 million pre-tax addition to loss reserves associated with two Northwest Airlines Enhanced Equipment Trust Certificates (EETC) in the company’s financial guaranty reinsurance segment.

Assured Guaranty reported total 2006 expenses of $132.1 million up from $64.9 million in 2005, which included $71.0 million in loss recoveries from the CFS Settlement which was recorded in the Company’s financial guaranty reinsurance segment.  Excluding the CFS Settlement in 2005, total expenses were down 3% compared to the prior year.  Total expenses excluding loss and loss adjustment expenses were $138.8 million for the year, up 3% compared to the prior year period, principally due the implementation of SFAS 123R and higher compensation costs, partially offset by a lower profit commission expense.  Total loss and loss adjustment expenses were $(6.8) million in 2006, reflecting the benefit of $13.5 million in pre-tax loss recoveries in the other segment during the year on losses paid in periods prior to our IPO.

Expense Analysis(1)

($ in millions)

	4Q-06	4Q-05	% Change	2006	2005	% Change
Loss and loss adjustment expenses:
Financial guaranty direct	$2.6	$(1.7)	NMF	$(2.0)	$(2.2)	(9)%
Financial guaranty reinsurance	2.8	5.6	(50)%	13.1	(61.3)	NMF
Mortgage guaranty	(5.0)	(4.2)	19%	(4.4)	(3.7)	19%
Total financial guaranty loss and loss adjustment expenses	$0.5	$(0.2)	NMF	$6.7	$(67.2)	NMF
Other segment	(1.2)	—	NMF	(13.5)	(2.4)	463%
Total loss and loss adjustment expenses	(0.7)	(0.2)	250%	(6.8)	(69.6)	(90)%
Profit commission expense	4.9	6.5	(25)%	9.5	12.9	(26)%
Acquisition costs	11.5	10.4	11%	45.0	45.3	(1)%
Other operating expenses	18.8	15.1	25%	68.0	59.0	15%
Other expenses	4.3	4.0	8%	16.3	17.3	(6)%
Total expenses	$38.7	$35.7	8%	$132.1	$64.9	104%

(1)             Some amounts may not foot due to rounding.

Balance Sheet Highlights:

Assured Guaranty’s consolidated total assets were $2,935.3 million at December 31, 2006, up 9% from the prior year end.  Total invested assets were $2,465.1 million, up 10% from $2,249.8 million at December 31, 2005 with an average credit rating of AAA and a duration of 3.9 years.

Shareholders’ Equity Highlights:

(amounts in millions except per share data)	As of
	December 31, 2006	December 31, 2005
Book value	$1,650.8	$1,661.5
Net UPR less DAC - after-tax[1]	365.9	283.5
Net present value of installment premiums in-force - after-tax[2]	453.1	327.3
Adjusted book value	$2,469.8	$2,272.3

Shares outstanding at the end of period (in millions)	67.5	74.8

Book value per share outstanding:
Book value	$24.44	$22.22
Net UPR less DAC - after-tax[1]	5.42	3.79
Net present value of installment premiums in-force - after-tax[2]	6.71	4.38
Adjusted book value	$36.57	$30.39

1.  Unearned premium reserve (UPR) less pre-paid reinsurance premiums and deferred acquisition costs (DAC), all after-tax.

2.  Due to reporting lags by our ceding companies, the present value of estimated treaty reinsurance installment premiums in force in our reinsurance segment is reported on a one-quarter lag.  Prior to 2006, the present value of estimated treaty and facultative reinsurance premiums in force in our reinsurance segment were reported on a one-quarter lag.

Assured Guaranty’s year-end 2006 book value per share was $24.44, a 10% increase over the book value of $22.22 at year-end 2005, reflecting growth in retained earnings, slightly offset by the Company’s

$150 million repurchase of 5,692,599 common shares from ACE Bermuda Insurance Ltd., a subsidiary of ACE Limited, which closed on December 20, 2006.  The Company also repurchased 21,000 shares during the fourth quarter of 2006 at an average price of $25.11 under the share repurchase program authorized in May 2006.  During 2006, a total of 6,542,139 shares were repurchased at an average price of $26.15 per share.  As of December 31, 2006, 150,160 shares remained eligible for repurchase under the 1.0 million share repurchase program that was authorized in May 2006.

Year-end 2006 adjusted book value per share, a non-GAAP financial measure, was $36.57, up 20% from December 31, 2005, reflecting growth in retained earnings and new business production during the year, as well as the accretive impact of the shares repurchased during the year.

Annual General Meeting of Shareholders: The Board of Directors has set the time and location of Assured Guaranty Ltd.’s Annual General Meeting of Shareholders.  The meeting will be held on Thursday, May 3, 2007 at 8:00 a.m. AT (7:00 a.m. ET) at the Fairmont Hamilton Princess Hotel in Hamilton, Bermuda.

Dividend: Earlier today, Assured Guaranty’s Board of Directors declared a quarterly dividend of U.S. $0.04 per common share, an increase of 14% from U.S. $0.035 per common share paid in the previous quarter.  The dividend is payable on March 12, 2007 to shareholders of record at the close of business on February 22, 2007.

Investor Conference Call:  Assured Guaranty will host a conference call for investors at 8:00 a.m. ET (9:00 a.m. AT) on Friday, February 9, 2007.  The earnings conference call will be available via live and archived webcast in the Investor Information section of the Company’s website at http://www.assuredguaranty.com or by dialing 888-396-2386 (in the U.S.) or 617-847-8712 (International), passcode 41177154.  A replay of the call will be available through March 9, 2007.  To listen to the replay dial: 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 36916368.

Please refer to Assured Guaranty Ltd.’s Fourth Quarter 2006 Financial Supplement, which is posted on the Company’s website at http://www.assuredguaranty.com/investor/ltd/financial.aspx, for more information on the Company’s individual segment performance, financial guaranty portfolios, investment portfolio and other items.

Assured Guaranty Ltd. is a Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information can be found at www.assuredguaranty.com.

Explanation of Non-GAAP Financial Measures:

The following section defines non-GAAP financial measures presented in this press release and describes why they are useful for investors.

Operating income, which is a non-GAAP financial measure, is defined as net income excluding after-tax realized gains (losses) on investments and after-tax unrealized gains (losses) on derivative financial instruments.  We believe operating income is a useful measure for management, equity analysts and investors because the presentation of operating income enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business.  We exclude net realized gains (losses) on investments and net unrealized gains (losses) on derivative financial instruments because the amount of these gains (losses) is heavily influenced by, and fluctuates in part according to, market interest rates, credit spreads and other factors that management cannot control or predict.  This measure should not be viewed as a substitute for net income determined in accordance with GAAP.

Adjusted book value, which is a non-GAAP financial measure, is defined as shareholders’ equity (book value) plus the after-tax value of the financial guaranty and mortgage guaranty unearned premium reserve net of prepaid reinsurance premiums and deferred acquisition costs plus the net present value of estimated future installment premiums in force, less future ceding commissions, after-tax, discounted at 6%.  We believe adjusted book value is a useful measure for management, equity analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the

Company’s in-force premiums and capital base. The premiums described above will be earned in future periods, but may differ materially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, refinancing or refunding activity, pre-payment speeds, policy changes or terminations, credit defaults, and other factors that management cannot control or predict.  This measure should not be viewed as a substitute for book value determined in accordance with GAAP.

Net present value of estimated future installment premiums in force, which is a non-GAAP financial measure, is defined as the present value of estimated future financial guaranty and mortgage guaranty installment premiums from our in-force book of business, net of reinsurance and discounted at 6%.  We believe net present value of estimated future installment premiums in force is a useful measure for management, equity analysts and investors because it permits an evaluation of the value of future estimated installment premiums. Estimated future premiums may change from period to period due to changes in par outstanding, maturity or other factors that management cannot control or predict that result from market interest rates, refinancing or refunding activity, pre-payment speeds, policy changes or terminations, credit defaults, or other factors.  There is no comparable GAAP financial measure.

Present value of financial guaranty and mortgage guaranty gross written premiums or PVP, which is a non-GAAP financial measure, is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, on contracts written in the current period, discounted at 6% per year.   We believe PVP is a useful measure for management, equity analysts and investors because it permits the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on new contracts underwritten in a reporting period, which GAAP gross premiums written does not adequately measure.  Actual future net earned or written premiums may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, pre-payment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.

For adjusted book value, net present value of estimated future installment premiums in force and present value of financial guaranty and mortgage guaranty gross written premiums or PVP we use 6% as the present value discount rate because it is the approximate taxable equivalent yield on our investment portfolio for the periods presented.

Assured Guaranty Ltd.

Consolidated Income Statements*

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(dollars in millions)
Revenues
Gross written premiums	$85.2	$58.0	$325.7	$252.1
Net written premiums	84.5	57.5	318.7	217.3

Net earned premiums	58.5	47.8	206.7	198.7

Net investment income	29.5	25.7	111.5	96.8
Other income	0.4	—	0.4	0.2
Total revenues	$88.4	$73.5	$318.6	$295.7

Expenses
Loss and loss adjustment expenses	(0.7)	(0.2)	(6.8)	(69.6)
Profit commission expense	4.9	6.5	9.5	12.9
Acquisition costs	11.5	10.4	45.0	45.3
Other operating expenses	18.8	15.1	68.0	59.0
Other expenses	4.3	4.0	16.3	17.3
Total expenses	$38.7	$35.7	$132.1	$64.9

Income before provision for income taxes	49.7	37.8	186.5	230.8

Total provision for income taxes	8.2	3.2	29.3	40.8

Operating income **	$41.5	$34.6	$157.2	$190.0

After-tax realized (losses) gains on investments	—	(1.0)	(1.5)	1.8
After-tax unrealized gains (losses) on derivatives	1.0	4.6	4.0	(3.3)

Net income	$42.4	$38.2	$159.7	$188.4

*                    Some amounts may not foot due to rounding.

**             Operating income, a non-GAAP financial measure, is defined in the “Explanation of Non-GAAP Financial Measures” section of this press release.

Assured Guaranty Ltd.
Consolidated Balance Sheets*

	As of:
	December 31,	December 31,
	2006	2005
	(dollars in millions)

Assets
Fixed maturity securities, at fair value	$2,331.1	$2,134.0
Short-term investments, at cost which approximates fair value	134.1	115.8
Total investments	2,465.1	2,249.8

Cash and cash equivalents	4.8	6.2
Accrued investment income	24.2	22.7
Deferred acquisition costs	217.0	193.4
Prepaid reinsurance premiums	7.5	12.5
Reinsurance recoverable on ceded losses	10.9	12.4
Premiums receivable	41.6	33.0
Goodwill	85.4	85.4
Unrealized gains on derivative financial instruments	52.6	53.0
Current income taxes receivable	—	3.0
Other assets	26.2	24.9
Total assets	$2,935.3	$2,696.3

Liabilities and shareholders’ equity
Liabilities
Unearned premium reserves	$644.5	$537.1
Reserves for losses and loss adjustment expenses	120.6	128.4
Profit commissions payable	36.0	53.0
Reinsurance balances payable	7.2	3.7
Current income taxes payable	7.2	—
Deferred income taxes	39.9	26.6
Funds held by Company under reinsurance contracts	21.4	19.2
Unrealized losses on derivative financial instruments	6.7	12.7
Senior Notes	197.4	197.3
Series A Enhanced Junior Subordinated Debentures	149.7	—
Liability for tax basis step-up adjustment	15.0	20.1
Other liabilities	39.0	36.6
Total liabilities	1,284.6	1,034.8

Shareholders’ equity
Common stock	0.7	0.7
Additional paid-in capital	711.3	882.0
Unearned stock grant compensation	—	(14.8)
Retained earnings	896.9	747.7
Accumulated other comprehensive income	41.9	45.8
Total shareholders’ equity	1,650.8	1,661.5

Total liabilities and shareholders’ equity	$2,935.3	$2,696.3

*                    Some amounts may not foot due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward-looking statements, including its calculations of adjusted book value, PVP and net present value of estimated future installment premiums in force, and statements regarding ratings improvement and the growth of the direct business could be affected by many events.  These events include a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserve, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors and Media

Sabra Purtill, CFA

Managing Director, Investor Relations and Strategic Planning

212-408-6044

441-278-6665

spurtill@assuredguaranty.com

Christopher McNamee

Assistant Vice President, Investor Relations

212-261-5509

cmcnamee@assuredguaranty.com